                                                                   EXHIBIT 12.1
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

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
                                                             SIX MONTHS ENDED           SIX MONTHS ENDED
                                                              JUNE 30, 2003               JUNE 30, 2002
Interest expense net of capitalized interest                        5,958                     5,682
    Rental expense full year                                        1,068                     1,274
Rental expense 1/3 of full year                                        89                       106
                                                                 --------                  --------
Fixed Charges                                                       6,047                     5,788
                                                                 --------                  --------

Earnings (loss) before income taxes                                (4,565)                    1,672
Amortization of capitalized interest                                 (211)                     (532)
                                                                 --------                  --------

Earnings (Loss) before income taxes and amortization
  of capitalized interest                                          (4,776)                    1,140
                                                                 --------                  --------

"Earnings" ("Loss") is fixed charges plus earnings (loss)
  before income taxes and amortization of
  capitalized interest                                              1,271                     6,928
                                                                 --------                  --------

Ratio of "earnings" ("loss") to fixed charges                         0.2                       1.2
                                                                 --------                  --------

Preferred dividends                                                     -                         -
                                                                 --------                  --------

Fixed Charges and preferred dividends                               6,047                     5,788
                                                                 --------                  --------

Ratio of "earnings" ("loss") to fixed charges and
  preferred dividends                                                 0.2                       1.2
                                                                 --------                  --------

                                                                   2002                       2001              2000
                                                                 --------                  --------           --------
Interest expense net of capitalized income                         11,640                    11,279              3,499
    Rental expense full year                                        2,548                     2,707              1,069
Rental expense 1/3 of full year                                       849                       902                356
                                                                 --------                  --------           --------
Fixed Charges                                                      12,489                    12,181              3,855
                                                                 --------                  --------           --------

Earnings (loss) before income taxes                                (6,537)                   (1,779)             4,239
Amortization of capitalized interest                                 (766)                   (1,207)                 -
                                                                 --------                  --------           --------

Earnings (Loss) before income taxes and amortization
  of capitalized interest                                          (7,303)                   (2,986)             4,239
                                                                 --------                  --------           --------

"Earnings" ("Loss") is fixed charges plus earnings (loss)
  before income taxes and amortization of
  capitalized interest                                              5,186                     9,195              8,094
                                                                 --------                  --------           --------

Ratio of "earnings" ("loss") to fixed charges                         0.4                       0.8                2.1
                                                                 --------                  --------           --------

Preferred dividends                                                     -                         -                  -
                                                                 --------                  --------           --------

Fixed Charges and preferred dividends                              12,489                    12,181              3,855
                                                                 --------                  --------           --------

Ratio of "earnings" ("loss") to fixed charges and
  preferred dividends                                                 0.4                       0.8                2.1
                                                                 --------                  --------           --------
                                                                   1999                       1998
                                                                 --------                  --------
Interest expense net of capitalized income                            295                       313
    Rental expense full year                                        1,016                     1,348
Rental expense 1/3 of full year                                       339                       449
                                                                 --------                  --------
Fixed Charges                                                         634                       762
                                                                 --------                  --------

Earnings (loss) before income taxes                                 3,281                     6,351
Amortization of capitalized interest                                    -                         -
                                                                 --------                  --------

Earnings (Loss) before income taxes and amortization
  of capitalized interest                                           3,281                     6,351
                                                                 --------                  --------

"Earnings" ("Loss") is fixed charges plus earnings (loss)
  before income taxes and amortization of
  capization interest                                               3,915                     7,113
                                                                 --------                  --------

Ratio of "earnings" ("loss") to fixed charges                         6.2                       9.3
                                                                 --------                  --------

Preferred dividends                                                     -                         -
                                                                 --------                  --------

Fixed Charges and preferred dividends                                 634                       762
                                                                 --------                  --------

Ratio of "earnings" ("loss") to fixed charges and
  preferred dividends                                                 6.2                       9.3
                                                                 --------                  --------
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